Exhibit 23.2

PARENTERANDOLPH

The Power of Ideas

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-61249, 333-61241, 333-40266 and 333-61237) of Sun Bancorp, Inc. of our report dated February 19, 2002, which appears in this Form 10-K.

/s/ Parente Randolph, PC

Williamsport, Pennsylvania
March 12, 2004